Exhibit 99.1

Investor Contact:	Press Contact:
Jeff Carberry	Eric Nash
Stamps.com Investor Relations	Stamps.com Public Relations
(310) 482-5830	(310) 482-5942
invrel@stamps.com	enash@stamps.com

STAMPS.COM REPORTS RECORD FIRST QUARTER 2016 RESULTS

Revenue up 86% to $81.8M; Non-GAAP EPS up 139% to $1.72

El Segundo, CA – May 9, 2016 – Stamps.com® (Nasdaq: STMP), the leading provider of postage online and shipping software solutions to approximately 650 thousand customers, today announced results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

•	Total revenue was $81.8 million, up 86% compared to the first quarter of 2015.

•	Adjusted EBITDA was $34.8 million, up 161% compared to the first quarter of 2015.

•	Non-GAAP net income per fully diluted share was $1.72, up 139% compared to the first quarter of 2015.

“We were pleased with the first quarter performance across all areas of our business,” said Ken McBride, Stamps.com's chairman and CEO.  “We made significant progress in the integration of Endicia and we began to realize synergies with that business.  In addition, we experienced continued strong performance within our traditional SOHO, enterprise and high volume shipping businesses, as well as with our prior acquisitions of ShipStation and ShipWorks. As a result of the across-the-board strength we generated record top and bottom line performance, and we achieved record outcomes in several metrics such as paid customers, average revenue per paid customer, and total postage printed.  With the expected continued strength in all areas of our businesses, we increased our 2016 guidance today.”

First Quarter 2016 Detailed Results

Mailing and Shipping revenue (which includes service, product and insurance revenue from all customers but excludes Customized Postage revenue) was $79.2 million, up 84% versus the first quarter of 2015.  Customized Postage revenue was $2.6 million, up 167% versus the first quarter of 2015.  On a GAAP basis, which includes stock-based compensation expense, Mailing and Shipping gross margin was 84.3%, Customized Postage gross margin was 17.8% and total gross margin was 82.1%. On a Non-GAAP basis, Mailing and Shipping gross margin was 84.8%, Customized Postage gross margin was 17.9% and total gross margin was 82.7%.

On a GAAP basis, the Company recorded net income for the first quarter of $13.2 million. On a per share basis, total first quarter 2016 GAAP net income was $0.71 based on 18.7 million fully-diluted shares outstanding. First quarter 2016 GAAP net income was reduced by $7.5 million of non-cash stock-based compensation expense, $3.3 million of non-cash intangible amortization expense, $0.6 million of non-recurring acquisition related expenses, $93 thousand of non-cash amortization of capitalized debt issuance costs and $7.3 million of non-cash income tax expense.

Page 2- Stamps.com Announces First Quarter 2016 Results

Excluding the stock-based compensation expense, intangible amortization expense, non-recurring expenses, amortization of capitalized debt issuance costs and the non-cash income tax expense, first quarter 2016 non-GAAP operating income was $33.6 million and non-GAAP net income was $32.0 million or $1.72 per share based on 18.7 million fully-diluted shares outstanding. This compares to first quarter 2015 non-GAAP operating income of $12.5 million and non-GAAP net income of $12.2 million or $0.72 per share based on fully-diluted shares outstanding of 17.0 million. Therefore, first quarter non-GAAP operating income, non-GAAP net income and non-GAAP fully-diluted earnings per share increased by 170%, 163% and 139% year-over-year, respectively.

First quarter adjusted EBITDA was $34.8 million which was up 161% compared to $13.3 million in the first quarter of 2015.  First quarter adjusted EBITDA margin was 42.5%, up compared to 30.3% in the first quarter of 2015.  Adjusted EBITDA is a non-GAAP financial measure that represents earnings before interest, taxes, depreciation and amortization and certain items used to reconcile GAAP to non-GAAP financial measures which are shown in the reconciliation table below.

Reconciliation of GAAP to Non-GAAP Financial Measures

First Quarter Fiscal 2016
All amounts in millions except per share or margin data:	Non-GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Non-Recurring Expenses	Debt Amortization	Income Tax Benefit (Expense)	GAAP Amounts

Cost of Revenues	$14.20	$0.42	$-	$-	$-	$-	$14.62
Research & Development	6.98	1.36	-	-	-	-	8.34
Sales & Marketing	19.67	1.73	-	-	-	-	21.40
General & Administrative	7.38	4.01	3.32	0.56	-	-	15.26

Total Expenses	48.22	7.52	3.32	0.56	-	-	59.62

Gross Margin	82.7%	(0.5%)	-	-	-	-	82.1%

Income (Loss) from Operations	33.61	(7.52)	(3.32)	(0.56)	-	-	22.22

Operating Margin	41.1%	(9.2%)	(4.1%)	(0.7%)	-	-	27.1%

Interest and Other Income (Loss)	(0.78)	-	-	-	(0.09)	-	(0.87)

Pre-Tax Income (Loss)	32.84	(7.52)	(3.32)	(0.56)	(0.09)	-	21.35

Benefit (Expense) for Income Taxes	(0.80)	-	-	-	-	(7.31)	(8.11)

Net Income (Loss)	32.04	(7.52)	(3.32)	(0.56)	(0.09)	(7.31)	13.24

On a diluted per share basis	$1.72	$(0.40)	$(0.18)	$(0.03)	$(0.01)	$(0.39)	$0.71

Shares used in per share calculation	18.66	18.66	18.66	18.66	18.66	18.66	18.66

Page 3- Stamps.com Announces First Quarter 2016 Results

Reconciliation of GAAP Net Income to Adjusted EBITDA

First Quarter All amounts in millions except margin data	Three Months ended March 31,
	2016	2015

GAAP Net Income (Loss)	$13.24	$(0.97)

Depreciation and Amortization expense	$4.46	$1.84
Interest & Other Expense (Income), net	$0.87	$(0.32)
Income Tax Expense (Benefit), net	$8.11	$(1.12)

Stock-based Compensation Expense	$7.52	$2.64
Contingent Consideration Charge	$0.00	$10.51
Non-Recurring Expenses	$0.56	$0.76

Adjusted EBITDA	$34.75	$13.33

Adjusted EBITDA Margin	42.5%	30.3%

Taxes
As of March 31, 2016, the Company had a $50 million deferred tax asset resulting from past net operating losses and other tax credits. For the first quarter of 2016, the Company reported a GAAP income tax expense of $8.1 million which was composed of a cash income tax expense of $0.8 million and a non-cash income tax expense of $7.3 million.  The Company expects to be able to continue to utilize its deferred tax assets in future periods to reduce cash taxes.

Share Repurchase and Debt Repayment

On February 22, 2016, the Board of Directors approved a share repurchase program that authorized the Company to repurchase up to $20 million of shares of stock through August 2016. During the first quarter of 2016, the Company repurchased approximately 30 thousand shares at a total cost of approximately $3.4 million.  On May 6, 2016, the Board of Directors approved an amendment to the existing share repurchase program that authorizes the Company to repurchase up to $30 million, representing an increase of $10 million compared to the original authorization, of shares of stock through August 2016.

As a result of the strong free cash flow and the significant increase in the Company’s cash balance during the first quarter, on May 6, 2016 the board of directors elected to make an unrequired principal repayment of $10 million against the borrowings under the Company’s existing credit agreement related to the Endicia acquisition.  Prior to this repayment, as of March 31, 2016 the total debt under the credit agreement excluding capitalized debt issuance costs was $162.4 million.

Business Outlook

For 2016, the Company currently estimates revenue to be in a range of $310 to $330 million; this compares to previous guidance of $290 to $310 million. Non-GAAP net income per fully-diluted share is expected to be in a range of $6.00 to $6.50; this compares to previous guidance of $5.00 to $5.50 per fully-diluted share. Non-GAAP measures exclude certain non-cash items such as stock-based compensation expense, amortization of acquired intangibles and capitalized debt issuance costs and non-cash income tax adjustments, and certain non-recurring expenses such as acquisition and integration related corporate development expenses.

Page 4 -Stamps.com Announces First Quarter 2016 Results

Company Customer Metrics and Conference Call

A complete set of the quarterly customer metrics for the past three fiscal years is available at http://investor.stamps.com (under a tab on the left side called Company Information, Metrics).

The Stamps.com financial results conference call will be webcast today at 5:00 p.m. Eastern Time and may be accessed at http://investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the webcast, a replay of the call will be available at the same website.

About Stamps.com, Endicia, ShipStation and ShipWorks

Stamps.com (Nasdaq: STMP) is the leading provider of Internet-based postage services to a broad range of users, including consumers, small businesses, eCommerce shippers, enterprises, and higher volume shippers. Stamps.com’s service enables customers to print U.S. Postal Service-approved postage using only a computer, printer and an Internet connection, right from their homes or offices.

Endicia is the leading provider of high volume shipping technologies and services for U.S. Postal Service shipping. Endicia offers solutions that help businesses run their shipping operations more smoothly and function more successfully. Endicia also provides seamless access to USPS shipping services through integration with more than 250 partner applications. Endicia has printed more than $14 billion in postage since inception. For more information on Endicia products and services, visit www.endicia.com.

ShipStation is the leading web-based shipping solution that helps eCommerce retailers import, organize, process, package, and ship their orders quickly and easily from any web browser. ShipStation features the most integrations of any eCommerce web-based solution with approximately 100 shopping carts, marketplaces, package carriers, and fulfillment services. Integration partners include eBay, PayPal, Amazon, Etsy, Square, Shopify, BigCommerce, Volusion, Magento, Squarespace, and carriers such as USPS, UPS, FedEx and DHL.  ShipStation has sophisticated automation features such as automated order importing, custom hierarchical rules, product profiles, and fulfillment solutions that enable its customers to complete their orders, wherever they sell, and however they ship.

ShipWorks is the leading client-based shipping solution that helps high volume shippers import, organize, process, fulfill, and ship their orders quickly and easily from any standard PC. With integrations to approximately 65 shopping carts, marketplaces, package carriers, and fulfillment services, ShipWorks has the most integrations of any high-volume client shipping solution.  Package carriers include USPS, UPS, FedEx, DHL, OnTrac and many more.  Marketplace and shopping cart integrations include eBay, PayPal, Amazon, Etsy, Shopify, BigCommerce, Volusion, Channel Advisor, Magento, and many more.  ShipWorks has sophisticated automation features such as a custom rules engine, automated order importing, automatic product profile detection, and fulfillment automation, which enable high volume shippers to complete their orders quickly and efficiently.

Page 5- Stamps.com Announces First Quarter 2016 Results

About Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP adjusted EBITDA, non-GAAP pre-tax income, non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the financial tables of this earnings release.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude certain non-cash items such as stock-based compensation, amortization of acquired intangibles and capitalized debt issuance costs, contingent consideration charges and income tax adjustments, and certain non-recurring expenses such as acquisition and integration related corporate development expenses and litigation settlement expenses, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management’s internal comparison of the Company’s financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA as calculated in this release represents earnings before interest and other expense, net, interest and other income, net, income tax expense, income tax benefit, depreciation and amortization and certain items described in this release used to reconcile GAAP to non-GAAP financial measures.  Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total GAAP revenue for the period.

Share Repurchase Timing

The timing of share repurchases, if any, and the number of shares to be bought at any one time will depend on market conditions, the Company’s compliance with the covenants in its Credit Agreement and the Company’s assessment of the risk that its net operating loss asset could be impaired if such repurchases were undertaken. Share repurchases may be made from time-to-time on the open market or in negotiated transactions at the Company's discretion in compliance with Rule 10b-18 of the United States Securities and Exchange Commission. The Company's purchase of any of its shares may be subject to limitations imposed on such purchases by applicable securities laws and regulations and the rules of the Nasdaq Stock Market.

Page 6- Stamps.com Announces First Quarter 2016 Results

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about anticipated results which involve risks and uncertainties. Important factors, including the Company's ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments, including its acquisition of Endicia, complete and ship its products, maintain desirable economics for its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo, Endicia, ShipStation and ShipWorks are trademarks or registered trademarks of Stamps.com Inc. and its subsidiaries. All other brands and names are property of their respective owners.

STAMPS.COM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data: unaudited)

	Three Months ended March 31,
	2016	2015
Revenues:
Service	$69,106	$35,649
Product	5,555	4,743
Insurance	4,511	2,662
Customized postage	2,637	989
Other	28	9
Total revenues	81,837	44,052
Cost of revenues:
Service	9,294	6,271
Product	1,798	1,601
Insurance	1,363	923
Customized postage	2,167	830
Total cost of revenues	14,622	9,625
Gross profit	67,215	34,427
Operating expenses:
Sales and marketing	21,397	14,021
Research and development	8,337	4,282
General and administrative	15,262	7,771
Contingent consideration charges	-	10,512
Total operating expenses	44,996	36,586
Income (loss) from operations	22,219	(2,159)

Interest expense	(915)	-
Interest income and other income	43	69
Income (loss) before income taxes	21,347	(2,090)
Income tax expense (benefit)	8,109	(1,120)
Net income (loss)	$13,238	$(970)
Net income (loss) per share:
Basic	$0.76	$(0.06)
Diluted	$0.71	$(0.06)
Weighted average shares outstanding:
Basic	17,357	16,156
Diluted	18,664	16,156 (1)

(1) - Common equivalent shares are excluded from the diluted (loss) earnings per share calculation as their effect is anti-dilutive

Page 7- Stamps.com Announces First Quarter 2016 Results

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2016	December 31, 2015

ASSETS
Cash and investments	$121,331	$75,208
Accounts receivable	42,316	55,052
Other current assets	10,614	8,345
Property and equipment, net	30,789	31,707
Goodwill and intangible assets, net	291,368	293,757
Deferred income taxes, net	50,021	57,224
Other assets	7,964	7,321
Total assets	$554,403	$528,614

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$64,197	$60,816
Debt, net of capitalized debt issuance costs	160,682	161,620
Contingent consideration	-	63,209
Deferred revenue	3,561	4,000
Total liabilities	228,440	289,645

Stockholders' equity:
Common stock	53	52
Additional paid-in capital	793,424	716,253
Treasury stock	(175,838)	(172,410)
Accumulated deficit	(291,706)	(304,944)
Accumulated other comprehensive income	30	18
Total stockholders' equity	325,963	238,969
Total liabilities and stockholders' equity	$554,403	$528,614